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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) - June 2, 2004



                                    TXU Corp.
             (Exact name of registrant as specified in its charter)



           TEXAS                         1-12833               75-2669310
(State or other jurisdiction        (Commission File      (I.R.S. Employer
 of incorporation)                      Number)           Identification No.)


                             TXU US Holdings Company
             (Exact name of registrant as specified in its charter)



           TEXAS                         1-11668               75-1837355
(State or other jurisdiction        (Commission File      (I.R.S. Employer
 of incorporation)                      Number)           Identification No.)


                             TXU Energy Company LLC
             (Exact name of registrant as specified in its charter)



        DELAWARE                        333-108876             75-2967817
(State or other jurisdiction        (Commission File      (I.R.S. Employer
 of incorporation)                       Number)          Identification No.)



            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


        Registrants' telephone number, including Area Code - 214-812-4600


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


On June 2, 2004, TXU Corp. (TXU) completed the sale of the assets of TXU Fuel Company (TXU Fuel), an indirect wholly owned subsidiary, to Energy Transfer Partners, L.P. for $500 million. The assets of TXU Fuel consisted of approximately 1,900 miles of intrastate pipeline and a total system capacity of
1.3 Bcf/day. TXU will use the sale proceeds to retire short-term debt. As part of the transaction, TXU Energy LLC (TXU Energy), an indirect subsidiary of TXU Corp., entered into an eight-year transportation agreement with the new owner for the supply of TXU Energy's gas-fired generation plants. The estimated pre-tax gain related to the sale is $380 million, which will be recognized over the life of the transportation agreement.





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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               TXU CORP.



                              By: /s/ Kirk R. Oliver
                                 ---------------------------------------------

                              Name:  Kirk R. Oliver
                              Title: Executive Vice President, Chief Financial
                                     Officer and Treasurer


Dated:  June 7, 2004


                              TXU US HOLDINGS COMPANY



                              By: /s/ Kirk R. Oliver
                                 ------------------------------------------

                              Name:   Kirk R. Oliver
                              Title:  Treasurer and Assistant Secretary


Dated:  June 7, 2004

                              TXU ENERGY COMPANY LLC



                              By: /s/  Kirk R. Oliver
                                 ------------------------------------------

                              Name:    Kirk R. Oliver
                              Title:   Treasurer and Assistant Secretary



Dated:  June 7, 2004

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